EXHIBIT 99.1

Aligos Therapeutics Reports Recent Business Progress and Fourth Quarter and Full Year 2023 Financial Results

SOUTH SAN FRANCISCO, Calif., March 12, 2024 (GLOBE NEWSWIRE) -- Aligos Therapeutics, Inc. (Nasdaq: ALGS, “Aligos”), a clinical stage biopharmaceutical company focused on developing novel therapeutics to address unmet medical needs in liver and viral diseases, today reported recent business progress and financial results for the fourth quarter and full year 2023.

“Last year we built the foundation for a critical 2024 by closing a $92 million PIPE from healthcare-dedicated institutional investors and successfully completing our Phase 2a enabling activities for ALG-055009,” stated Lawrence Blatt, Ph.D., MBA, Chairman & CEO of Aligos Therapeutics. “In addition, we presented unprecedented antiviral activity from our ALG-000184 program for chronic hepatitis B (CHB). With these important accomplishments in hand, we are well positioned to deliver important planned milestones in 2024, which include releasing topline data in subjects with metabolic dysfunction-associated steatohepatitis (MASH) in the ALG-055009 Phase 2a study (HERALD) and completing Phase 2 enabling activities for ALG-000184 by the end of the year. We look forward to sharing our achievements with our stakeholders throughout this year.”

Recent Business Progress

      Aligos Portfolio of Drug Candidates

      ALG-055009: Potential best-in-class small molecule THR-β agonist for MASH

  Phase 2a enabling activities, including completion of supporting nonclinical/Phase 1 studies and manufacturing of drug supply, were completed
  The Phase 2a HERALD protocol was filed with the FDA in Q4 2023
  First subject dosed expected in Q2 2024 and topline HERALD data anticipated in Q4 2024

      ALG-000184: Potential best-in-class small molecule CAM-E for CHB

  Dosing continues in the ongoing Phase 1a/1b ALG-000184-201 study, with multiple subjects now having been dosed for >1 year (total planned dosing duration is 96 weeks). Interim data readouts are planned to be presented this year at the following conferences: Asian Pacific Association for the Study of the Liver (APASL), European Association for the Study of the Liver (EASL), and American Association for the Study of Liver Diseases (AASLD)
  Phase 2 enabling activities, including regulatory interactions and drug supply manufacturing, are underway

      ALG-097558: Potential best-in-class small molecule pan-coronavirus protease inhibitor

  The ongoing Phase 1 first in human study is nearing completion of dosing (Q2), with topline data to be presented at the European Congress of Clinical Microbiology and Infectious Diseases (ECCMID) Annual Meeting, occurring in April 2024
  Phase 2 enabling activities are underway with financial support from the National Institute of Allergy and Infectious Diseases (NIAID)

Financial Results for the Fourth Quarter and Full Year 2023

Cash, cash equivalents and investments totaled $135.7 million as of December 31, 2023, compared with $125.8 million as of December 31, 2022. Additionally, in October 2023, we raised $92.1 million in gross proceeds in a private placement financing, before deducting placement agent’s fees and other expenses. Including the proceeds from the private placement financing, we continue to believe our cash balance provides sufficient cash to fund planned operations through the end of 2025.

Net losses for the three months ended December 31, 2023 were $27.9 million or basic and diluted net loss per common share of $(0.22), compared to net losses of $21.9 million or basic and diluted net loss per common share of $(0.51) for the three months ended December 31, 2022.

Net losses for the year ended December 31, 2023 were $87.7 million or basic and diluted net loss per common share of $(1.36), compared to net losses of $96.0 million or basic and diluted net loss per common share of $(2.25) for the year ended December 31, 2022.

Research and development (R&D) expenses for the three months ended December 31, 2023 were $22.3 million, compared with $19.1 million for the same period of 2022. The increase was primarily due third party expenses due to the milestone payments made as a result of dosing the first patient in a clinical trial. Total R&D stock-based compensation expense incurred for the three months ended December 31, 2023 was $1.5 million, compared with $1.9 million for the same period of 2022.

R&D expenses for the year ended December 31, 2023, were $73.0 million, compared with $85.1 million for the same period of 2022. The decrease was primarily due to a decrease in third-party expenses mainly related to our discontinued STOPs and ASO programs in 2022, partially offset by increases in our ongoing activities and related expenditures associated with our CAM clinical trial activities and MASH program, as well as the milestone payment to Katholieke Universiteit Leuven (KU Leuven) under its collaboration agreement related to the coronaviruses and the dosing of the first patient in a Phase 1 clinical trial. Total R&D stock-based compensation expense incurred for the year ended December 31, 2023 was $6.8 million, compared with $8.0 million for the same period of 2022.

General and administrative (G&A) expenses for the three months ended December 31, 2023 were $6.4 million, compared with $7.1 million for the same period of 2022. The decrease in G&A expenses for this comparative period is primarily due to a decrease in facility costs. Total G&A stock-based compensation expense incurred for the three months ended December 31, 2023 was $1.1 million, compared with $1.6 million for the same period of 2022.

G&A expenses for the year ended December 31, 2023, were $30.6 million, compared with $26.4 million for the same period of 2022. This was due to an increase in third-party expenses primarily due to higher legal and patent attorney costs, partially offset by a decrease in facility expenses. Total G&A stock-based compensation expense incurred for the year ended December 31, 2023 was $5.8 million, compared with $6.7 million for the same period of 2022.

About Aligos

Aligos Therapeutics, Inc. is a clinical stage biopharmaceutical company that was founded in 2018 with the mission to become a world leader in the treatment of liver and viral diseases. Aligos’ strategy is to harness the deep expertise and decades of drug development experience its team has in liver and viral diseases to discover and develop potentially best-in-class therapeutics for metabolic dysfunction associated steatohepatitis (MASH) and viruses with high unmet medical need such as chronic hepatitis B (CHB) and coronaviruses.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release that are not historical facts may be considered “forward-looking statements,” including without limitation, statements that the company is well positioned to deliver planned milestones in 2024 and looking forward to sharing achievements with stakeholders throughout 2024; with respect to ALG-055009, that the first subject is expected to be dosed in Q2 2024 and that topline HERALD data are anticipated in Q4 2024; with respect to ALG-000184, that interim data readouts from the Phase 1a/1b study are planned to be presented in 2024 at the APASL, EASL and AASLD conferences; with respect to ALG-097558, that the Phase 1 first in human study is nearing completion of dosing for Q2 2024 with topline data to be presented at the ECCMID Annual Meeting in April 204; and that the company continues to believe its cash balance provides sufficient cash to fund planned operations through the end of 2025. Forward-looking statements are typically, but not always, identified by the use of words such as “may,” “will,” “would,” “believe,” “intend,” “plan,” “anticipate,” “estimate,” “expect,” and other similar terminology indicating future results. Such forward looking statements are subject to substantial risks and uncertainties that could cause our development programs, future results, performance, or achievements to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties inherent in the drug development process, including Aligos’ clinical-stage of development, the process of designing and conducting clinical trials, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, Aligos’ ability to successfully establish, protect and defend its intellectual property, other matters that could affect the sufficiency of Aligos’ capital resources to fund operations, reliance on third parties for manufacturing and development efforts, changes in the competitive landscape and the impact of global events and other macroeconomic conditions on Aligos’ business. For a further description of the risks and uncertainties that could cause actual results to differ from those anticipated in these forward-looking statements, as well as risks relating to the business of Aligos in general, see Aligos’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2024 and its future periodic reports to be filed or submitted with the Securities and Exchange Commission. Except as required by law, Aligos undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances, or to reflect the occurrence of unanticipated events.

Aligos Therapeutics, Inc
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
	(Unaudited)	(Unaudited)	(Unaudited)	(audited) (1)

Revenue from Collaborations	$2,009	3.537	9,338	13,907
Revenue from Customers	672	-	6,191	-
Operating Expenses:
Research and development	22,257	19,100	73,040	85,077
General and administrative	6,421	7,119	30,616	26,410
Total operating expenses	28,678	26,219	103,656	111,487

Loss from operations	(25,997)	(22,682)	(88,127)	(97,580)

Interest and other income, net	(1,925)	845	1,243	1,640
Loss before income tax expense	(27,922)	(21,837)	(86,884)	(95,940)

Income tax benefit (expense)	30	(49)	(795)	(106)
Net loss	(27,892)	(21,886)	(87,679)	(96,046)
Basic and diluted net loss per common share	$(0.22)	$(0.51)	$(1.36)	$(2.25)
Weighted-average number of shares used in computing basic and diluted net loss per common share	126,726,942	42,836,163	64,260,588	42,695,227

Aligos Therapeutics, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	December 31, 2023	December 31, 2022
	(Unaudited)	(audited) (1)
Assets
Current assets:
Cash and cash equivalents	$135,704	$81,347
Short-term investments	-	44,480
Prepaid expenses and other current assets	5,380	7,718
Total current assets	141,084	133,545
Other assets	10,443	13,148
Total assets	$151,527	$146,693

Liabilities and Stockholders’ Equity
Current liabilities	$23,906	$33,129
Other liabilities, noncurrent	35,541	9,664
Total liabilities	59,447	42,793
Total stockholders’ equity	92,080	103,900
Total liabilities and stockholders’ equity	$151,527	$146,693

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(1) The condensed, consolidated statement of operations for the year ended December 31, 2022, and balance sheet as of December 31, 2022 has been derived from the audited consolidated financial statements at that date included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Investor Contact
Jordyn Tarazi
Vice President, Investor Relations & Corporate Communications
+1 (650) 910-0427
jtarazi@aligos.com

Media Contact
Veronica Eames
LifeSci Communications
veames@lifescicomms.com